                                                                      Exhibit 99

                         Form 4 Joint Filer Information

 Name: Acorn Factor, Inc.

 Address: 200 RT 17
          Mahwah, New Jersey 07430

 Designated Filer:  John Moore

 Issuer & Ticker Symbol:  Comverge (COMV)

 Date of Event Requiring Statement: 4/18/2007